SEC File No. 333-146401

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

POST-EFFECTIVE AMENDMENT TO THE FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JESTERS RESOURCES, INC.
(Name of small business issuer in its charter)

Nevada	1081
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)

JESTERS RESOURCES, INC.	CORPORATION TRUST COMPANY OF NEVADA
201 - 6188 Patterson Ave.	6100 Neil Road, Suite 500
Burnaby, British Columbia	Reno, Nevada 89511
Canada V5H 2M1	(775) 688-3061
(604) 725-4836
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)

_________________
Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☒

JESTERS RESOURCES, INC.

POST-EFFECTIVE AMENDMENT TO DEREGISTER UNSOLD SHARES OF COMMON STOCK
AND WITHDRAW OUR FORM SB-2, NOW, FORM S-1 REGISTRATION STATEMENT

     On October 1, 2007, our public offering of 1,000,000 shares of common stock minimum, 2,000,000 shares of common stock maximum, was filed with the Securities and Exchange Commission (“SEC”) on Form SB-2 (Registration No. 333-146401) and declared effective by the SEC on November 6, 2007. On August 3, 2008, the offering period expired and we hereby withdraw the registration statement pursuant to Reg. 477 of the Securities Act of 1933. As set forth in the registration statement, we represented that we would remove from registration by post-effective amendment any securities being registered which remained unsold at the termination of the offering.

     No offers of securities were made and no securities were sold, leaving all of the securities unsold. We, pursuant to this post effective amendment, do hereby withdraw and remove from registration all of the shares of common stock so registered.

     We are filing this application because we did not sell any shares during the offering period.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this post-effective amendment to its Form S-1 registration statement and has duly caused this post-effective amendment to its Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burnaby, British Columbia, Canada on this 15th day of August 2008.

JESTERS RESOURCES, INC.

BY:   YANHUA XU
         Yanhua Xu, President, Principal Executive
         Officer, Secretary, Treasurer, Principal Financial
         Officer, Principal Accounting Officer and sole
         member of the Board of Directors.

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to its Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

YANHUA XU	President, principal executive officer, secretary,	August 15, 2008
Yanhua Xu	treasurer, principal financial officer, principal
accounting officer, and sole member of the board
of directors.